UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 31, 2012

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 31, 2012, Sirona Dental Systems, Inc. (the “Company”) entered into an Amended and Restated U.S. Distributorship Agreement (the “U.S. Schick and Sirona Products Agreement”) with Patterson Companies, Inc. (“Patterson”). Pursuant to a distributorship agreement, dated April 6, 2000, by and between Schick Technologies and Patterson, as amended pursuant to several amendment agreements (the “Prior Schick Agreement”), Patterson and Schick agreed that Patterson would be the exclusive distributor of certain Schick products in the United States and Canada. Pursuant to the U.S Schick and Sirona Products Agreement, the Company and Patterson have amended and restated the terms of their business relationship set forth in the Prior Schick Agreement with respect to the sale of certain products, as defined in the U.S. Schick and Sirona Products Agreement, throughout the United States. The Prior Schick Agreement shall continue in full force and effect solely with respect to Canada.

The U.S. Schick and Sirona Products Agreement extends the term of the companies’ exclusive distribution agreement in the United States to September 30, 2017, subject to extension for a period of up to three years based on the achievement of certain growth targets, and it addresses issues relating to pricing, termination and annual minimum purchase quotas.

Also on May 31, 2012, Sirona Dental Systems GmbH, a subsidiary of the Company (“Sirona GmbH”), entered into an Amended and Restated U.S. CAD-CAM Distributorship Agreement (the “U.S. CAD-CAM Agreement”) with Patterson. Pursuant to a distributorship agreement, dated April 27, 1998, by and between Sirona GmbH and Patterson, as amended pursuant to several amendment agreements (the “Prior CAD-CAM Agreement”), Patterson and Sirona GmbH agreed that Patterson would purchase on an exclusive basis certain products for sale in the United States and Canada. Pursuant to the U.S. CAD-CAM Agreement, Sirona GmbH and Patterson have amended and restated the terms of their business relationship with respect to the sale of certain products, as defined in the U.S. CAD-CAM Agreement, throughout the United States. Except as amended pursuant to Sections 2.4 and 15 of the U.S. CAD-CAM Agreement, the Prior CAD-CAM Agreement shall remain in full force and effect solely with respect to Canada.

The term of the U.S. CAD-CAM Agreement will expire on September 30, 2017, subject to extension for a period of up to eight years based on the achievement of certain growth targets. The U.S. CAD-CAM Agreement addresses issues relating to pricing, termination and annual minimum purchase quotas.

A copy of the U.S. Schick and Sirona Products Agreement is filed herewith as Exhibit 10.1. A copy of the U.S. CAD-CAM Agreement is filed herewith as Exhibit 10.2.

The press release issued by the Company relating to the U.S. Schick and Sirona Products Agreement and U.S. CAD-CAM Agreement is furnished as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1*	Amended and Restated U.S. Distributorship Agreement by and between Patterson Companies, Inc. and Sirona Dental Systems, Inc.

10.2*	Amended and Restated U.S. CAD-CAM Distributorship Agreement by and between Patterson Companies, Inc. and Sirona Dental Systems GmbH

99.1	Press release, dated June 1, 2012

*	A request for confidential treatment was filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Commission as required by Rule 24b-2 of the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date: June 6, 2012	By:	/s/ Jonathan Friedman
Jonathan Friedman
Secretary and General Counsel